                                                                   EXHIBIT 99.1

                     ARCH COMMUNICATIONS GROUP, INC.

SUBSCRIPTION CERTIFICATE NUMBER: ________       NUMBER OF RIGHTS: ____

                           SUBSCRIPTION CERTIFICATE

                     SUBSCRIPTION RIGHT FOR SHARES OF

                            ARCH COMMON STOCK

  THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
PROSPECTUS OF ARCH COMMUNICATIONS GROUP, INC. ("ARCH") DATED      , 1998 (THE
"PROSPECTUS"), A COPY OF WHICH IS ENCLOSED HEREWITH, AND ARE INCORPORATED HEREIN BY REFERENCE. RIGHTS HOLDERS ARE ADVISED TO REVIEW THE PROSPECTUS BEFORE EXERCISING OR SELLING THEIR RIGHTS.

  THIS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

  This Subscription Certificate represents the number of Arch Stockholder Rights set forth in the upper right hand corner of this Form. The Holder is entitled to acquire one (1) share of Arch Common Stock for each Arch Stockholder Right held.

  To subscribe for shares of Arch Common Stock, the Holder must present to the Subscription Agent, prior to 5:00 p.m., New York City time, on the Expiration Date, a properly completed and executed copy of this Subscription Certificate, together with a bank money order or certified check made payable to The Bank of New York for an amount equal to the product of (i) the number of Arch Stockholder Rights subscribed for and (ii) the subscription price.

  If full payment of the subscription price is not received with this duly executed Subscription Certificate on or before the Expiration Date, Arch reserves the right to (i) apply any payment actually received by it toward the purchase of the greatest whole number of shares of Arch Common Stock which could be acquired by such holder upon exercise of the Arch Stockholder Rights and/or (ii) exercise any and all other rights and/or remedies to which it may be entitled, including, without limitation, the right to set-off against payments actually received by it with respect to such subscribed Arch Stockholder Rights.

REGISTERED OWNER                          ARCH COMMUNICATIONS GROUP, INC.

                                          THE BANK OF NEW YORK as Subscription
                                           Agent

                                          By: ____________________________

                                          TO: The Bank of New York

                                              Subscription Agent

                                              Tender and Exchange Department

                                              P.O. Box 11248
                                              Church Street Station
                                              New York, New York 10286-1248


                                          THIS CERTIFICATE IS NON-TRANSFERABLE

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                                  Page 2

  THIS RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF EACH OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OF COMMON STOCK OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SHARES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

  IN ORDER TO EXERCISE ANY RIGHTS, THIS SUBSCRIPTION CERTIFICATE MUST BE FILLED OUT AND EXECUTED AND DELIVERED, TOGETHER WITH PAYMENT OF THE SUBSCRIPTION PRICE, TO THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE.

  THE OWNER OF THIS SUBSCRIPTION CERTIFICATE IS ENTITLED TO EXERCISE THE NUMBER OF ARCH STOCKHOLDER RIGHTS SHOWN IN THE UPPER RIGHT HAND CORNER OF PAGE ONE OF THIS FORM TO SUBSCRIBE FOR AN EQUIVALENT NUMBER OF SHARES OF ARCH COMMON STOCK, UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS RELATING THERETO, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

  PLEASE FILL IN ALL APPLICABLE INFORMATION:

                                          2. Amount of Payment:

                                             Multiply number of Shares
                                             subscribed for by the
                                             subscription price** (and
                                             enclose bank money order or
                                             certified check in this amount
                                             payable to "The Bank of New
                                             York") ___________________

 1. Number of shares of Arch
    common stock subscribed
    for:


                                          --------
 [_I]subscribe for the maximum
   number of shares of Arch common        **The subscription price will be
   stock to which my Rights               announced by Arch in a press
   entitle me.                            release on the first business day
                                          following the determination of
                                          the subscription price. See page
                                            of the Prospectus. You may also
                                          call Arch at 1-800-   -   to find
                                          out the subscription price. See
                                          page   of the Prospectus.



                                          TO BE EXECUTED ONLY BY NON-UNITED
 I hereby irrevocably subscribe           STATES RESIDENTS:
 for the number of shares of Arch
 common stock indicated above upon
 the terms and conditions                 I have received the Prospectus
 specified in the Prospectus              relating to the offering of Arch
 relating hereto. Receipt of the          common stock and hereby certify
 Prospectus is hereby                     that the foregoing purchase of
 acknowledged.                            Arch Common Stock has been
                                          effected in accordance with the
                                          applicable laws of the
                                          jurisdiction in which I reside.

 ----------------------------------

 Signature of Subscriber


 ----------------------------------
                                          Dated:______________________, 1999
 Print Name


                                          ----------------------------------
 (Joint owners should each sign.
 If signing as executor,                  Signature of Subscriber
 administrator, attorney, trustee,
 or guardian, give title as such.
 If a corporation, sign in full
 corporate name by authorized
 officer. If a partnership, sign
 in the name of authorized
 person.)

                                          ----------------------------------

                                          Print Name

  To exercise the Rights, you must complete this Subscription Certificate and deliver it and the full amount of the aggregate subscription price for the shares of Arch common stock subscribed for to the Subscription Agent, on or prior to the Expiration Date at the following address:

      BY FIRST-CLASS MAIL                       BY HAND, EXPRESS MAIL OR
                                                OVERNIGHT COURIER
      The Bank of New York
      Attn: Tender and Exchange Department      The Bank of New York
      P.O. Box 11248                            Tender and Exchange Department
      Church Street Station                     101 Barclay Street
      New York, NY 10286-1248                   Receive and Delivery Window
                                                New York, NY 10286

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                                  Page 3

  If the amount enclosed is not sufficient to pay the subscription price for all shares of Arch common stock that are stated to be subscribed for or if the number of shares of Arch common stock being subscribed for is not specified, the number of shares of Arch common stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed exceeds the subscription price for all shares of Arch common stock that you are eligible to purchase, the Subscription Agent will return the excess amount to you without interest or deduction.

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                         SUBDIVIDING INSTRUCTIONS

       PLEASE NOTE THAT IF YOU CHOOSE TO EXERCISE LESS THAN ALL OF

       YOUR RIGHTS EVIDENCED HEREBY OR SUBDIVIDE YOUR SUBSCRIPTION

               CERTIFICATE INTO SMALLER DENOMINATIONS, YOU

   MAY NOT RECEIVE NEW SUBSCRIPTION CERTIFICATES IN SUFFICIENT TIME TO

                    EXERCISE THE RIGHTS EVIDENCED THEREBY.

                               ----------------

[_]CHECK HERE TO SUBDIVIDE YOUR SUBSCRIPTION CERTIFICATE AND DELIVER TO THE
   SUBSCRIPTION AGENT THIS SUBSCRIPTION CERTIFICATE TOGETHER WITH SEPARATE INSTRUCTIONS (INCLUDING SPECIFICATIONS OF THE DENOMINATIONS INTO WHICH YOU WISH YOUR RIGHTS TO BE DIVIDED) SIGNED BY YOU. PLEASE NOTE: YOU MAY NOT SUBDIVIDE YOUR SUBSCRIPTION CERTIFICATE INTO DENOMINATIONS OF LESS THAN 5,000 RIGHTS. SEE PARAGRAPH 2 OF THE INSTRUCTIONS.

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                          DELIVERY INSTRUCTIONS

[_]CHECK HERE TO MAIL ANY STOCK CERTIFICATES, NEW SUBSCRIPTION CERTIFICATES OR
   CASH PAYMENT IF OTHER THAN SHOWN ON PAGE 1 OF THE SUBSCRIPTION CERTIFICATE AND COMPLETE THE FOLLOWING:

  Print the name and address for mailing any stock certificates, new Subscription Certificates or cash payment if other than shown on page 1 of the Subscription Certificate:

Name _____________________________________________________________________

Address (including zip code) _____________________________________________

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                        GUARANTEE OF SIGNATURE(S)

  PLEASE NOTE: IF YOU ELECT TO EXERCISE OR SUBDIVIDE YOUR RIGHTS, AN ELIGIBLE INSTITUTION MUST GUARANTEE YOUR SIGNATURE BY COMPLETING THE INFORMATION BELOW.
                   SEE PARAGRAPH 4 OF THE INSTRUCTIONS.

Authorized Signature: ____________________________________________________

Name(s): _________________________________________________________________

Title: ___________________________________________________________________

Name of Firm: ____________________________________________________________

Address: _________________________________________________________________

Area Code and Telephone Number: __________________________________________

Dated: ___________________________________________________________________

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                           SUBSTITUTE FORM W-9

Each Rights holder must complete the attached Substitute Form W-9 (regardless of whether Rights are exercised).